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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

Name                             Jurisdiction of Incorporation        Ownership
----                             -----------------------------        ---------
1. Voodoo Merger Sub, Inc.      Texas                                 100%
2. 3Dfx International, Ltd.     Cayman Islands                        100%